Exhibit 10.50

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This Series A Convertible Preferred Stock Purchase Agreement dated as of October 19, 2005 (the “Agreement”) by and among Allozyne, Inc., a Delaware corporation (the “Company”), the Institute for Systems Biology, a Washington non-profit corporation (“ISB”), ISB Accelerator Corporation, a Delaware corporation (“Accelerator”), Deepshikha Datta, an individual (“Datta”), William A. Goddard, an individual (“Goddard”), and David Tirrell, an individual (“Tirrell”; Datta, Goddard, and Tirrell are each referred to as a “Founder” and collectively as the “Founders”), and the several purchasers named in the attached Schedule I (individually a “Purchaser” and collectively the “Purchasers”; the Purchasers, ISB and Accelerator are each individually an “Investor” and collectively the “Investors”):

WITNESSETH:

WHEREAS, the Company wishes to issue and sell to the Purchasers up to an aggregate of 3,400,000 shares (the “Preferred Shares”) of the authorized but unissued Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”) at the Closing (as set forth in Article 1 below);

WHEREAS, the Purchasers, severally, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Company wishes to receive certain management, business and scientific services from Accelerator, ISB and certain faculty and staff of ISB;

WHEREAS, in connection with receiving such services from Accelerator and in consideration for Accelerator entering into a Master Work Agreement dated as of the date hereof, the Company wishes to issue to Accelerator one or more Warrants (as defined below) to purchase up to an aggregate of 1,072,580 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the Closing (as defined below); and

WHEREAS, in connection with receiving such services from ISB and certain faculty and staff of ISB and in consideration for (i) the cash purchase price set forth on Schedule II hereof and (ii) ISB entering into a Services Agreement dated as of the date hereof, the Company wishes to issue to ISB an aggregate of up to 858,065 shares of Common Stock (the “ISB Shares”) at the Closing.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

THE PREFERRED SHARES, ISB SHARES AND WARRANTS

SECTION 1.1 Issuance, Sale and Delivery of the Preferred Shares; ISB Shares and Warrants

(a) Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Purchaser at the Closing, and each Purchaser shall, severally and not jointly, purchase from the Company at the Closing, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading “Number of Preferred Shares to be Purchased” on Schedule I attached hereto, for the aggregate purchase price set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price for Preferred Shares”. The purchase price per share shall be $1.00.

(b) Subject to the terms and conditions of this Agreement, the Company shall issue to ISB at the Closing the number of ISB Shares set forth next to the heading “Number of Shares of Common Stock” on Schedule II attached hereto, for the aggregate cash purchase price set forth under the heading “Aggregate Purchase Price for ISB Shares”. The cash purchase price per share shall be $0.01.

(c) Subject to the terms and conditions of this Agreement, the Company shall. issue to Accelerator at the Closing one or more warrants, substantially in the form attached hereto as Exhibit A (each a “Warrant” and collectively the “Warrants”), in the names set forth on Schedule III attached hereto, and in the amounts set forth on such schedule opposite such names under the heading “Warrants to Purchase Common Stock”. The Warrants shall have an exercise price per share equal to $0.10 per share of Common Stock.

SECTION 1.2 Closing. The closing shall take place at the offices of Latham & Watkins LLP at 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, at 10:00 a.m., Los Angeles time on October 19, 2005, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the “Closing” and the date and time such Closing occurs being called the “Closing Date”). At the Closing, the Company shall:

(a) Issue and deliver to each Purchaser a stock certificate or certificates in definitive form; registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing, as set forth on Schedule I. As payment in full for the Preferred Shares being purchased by it under this Agreement at the Closing, and against delivery of the stock certificate or certificates representing such Preferred Shares, registered in the name of such Purchaser, on the Closing Date, each Purchaser shall (i) deliver to the Company a check payable to the order of the Company, in the amount set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price for the Shares” on Schedule I, (ii) transfer such sum to the account of the Company by wire transfer, (iii) deliver to the Company for cancellation promissory notes issued by the Company in the amount of such sum, or (iv) deliver or transfer such sum to the Company by any combination of such methods of payments.

(b) Issue and deliver to ISB a stock certificate or certificates in definitive form, registered in the name of ISB, representing the number of ISB Shares to be issued at the Closing, as set forth on Schedule II. As payment in full for the ISB Shares being purchased by ISB under this Agreement at the Closing, and against delivery of the stock certificate or certificates representing such ISB Shares, registered in the name of ISB, on the Closing Date, ISB shall (i) deliver to the Company a check payable to the order of the Company, in the amount set forth opposite the name of ISB under the heading “Aggregate Purchase Price for the ISB Shares” on Schedule II, (ii) transfer such sum to the account of the Company by wire transfer, (iii) deliver to the Company for cancellation promissory notes issued by the Company in the amount of such sum, or (iv) deliver or transfer such sum to the Company by any combination of such methods of payments.

(c) Issue and deliver to Accelerator one or more Warrants, in definitive form, registered in the names set forth on Schedule III, to purchase the number of shares of Common Stock as set forth on such schedule opposite such names under the heading “Warrants to Purchase Common Stock”.

SECTION 1.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares (a) toward successful achievement of the milestones set forth on Exhibit B hereto (the “Milestones”) and (b) for working capital and general corporate purposes pursuant to the Company’s written plan as previously delivered to the Purchasers.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FOUNDERS

On and as of the Closing Date, the Company represents and warrants (except as to Section 2.9(b), to which the Company and each Founder, jointly and severally, represent and warrant) to the Investors that, except as set forth in the Disclosure Schedule attached as Schedule IV (the “Disclosure Schedule”) which Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II; provided, that the disclosures in the Disclosure Schedule shall qualify any numbered and lettered paragraph contained in this Article II (whether or not referenced) to which such disclosures apply if the applicability of such disclosure to such non-referenced paragraphs is reasonably apparent on its face; and where indicated in this Article II that a representation or warranty is limited “to the Company’s knowledge,” or a phrase of similar import, such knowledge shall include the knowledge of each Founder:

SECTION 2.1 Organization, Qualifications and Corporate Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Investor Rights Agreement in the form attached as Exhibit C (the “Investor Rights Agreement”), the Stockholders Agreement in the form attached as Exhibit D (the “Stockholders Agreement”) and the Amended and Restated Stock Restriction Agreements in the form attached as Exhibit E (collectively, the “Stock Restriction Agreements”; this Agreement, the Investor Rights Agreement, the Stockholders Agreement and the Stock Restriction Agreements are collectively referred to as the “Transaction Documents”), to issue, sell and deliver the Preferred Shares, to issue and deliver the ISB Shares, to issue and deliver the Warrants, and to issue and deliver the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

(b) The Company has no subsidiaries and does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

SECTION 2.2 Authorization of Agreements, Etc.

(a) The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the ISB Shares, Warrants, Conversion Shares and the Warrant Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the restated certificate of incorporation of the Company (the “Charter”), or the bylaws of the Company (the “Bylaws”), or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Preferred Stock with no personal liability attaching to the ownership thereof solely by virtue of the acquisition thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Investor Rights Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof solely by virtue of the acquisition thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Investor Rights Agreement. The ISB Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof solely by virtue of the acquisition thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Investor Rights Agreement. The Warrants have been duly authorized and, when issued in accordance with this Agreement, will be validly issued with no personal liability attaching to the ownership thereof solely by virtue of the acquisition thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The Warrant Shares have been duly reserved for issuance upon conversion of the Warrants and, when so issued upon exercise of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof solely by virtue of the acquisition thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. Neither the issuance, sale or delivery of the Preferred Shares, nor the issuance or delivery of the Conversion Shares, ISB Shares, Warrants or Warrant Shares, is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

SECTION 2.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto). The other Transaction Documents and the Warrants, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto) and except to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

SECTION 2.4 Authorized Capital Stock.

(a) The authorized capital stock of the Company consists of (i) 3,400,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), all of which have been designated Series A Preferred Stock, and (ii) 11,100,000 shares of Common Stock. Immediately prior to the Closing, 2,000,000 shares of Common Stock and no shares of Series A Preferred Stock were issued and outstanding. As of the date hereof, (a) an aggregate of 3,400,000 shares of Common Stock is reserved for issuance and is issuable upon the conversion of authorized shares of the Series A Preferred Stock, (b) an aggregate of 1,072,580 shares of Common Stock are reserved for issuance and are issuable upon the exercise of the Warrants, (c) an aggregate of 1,250,000 shares of Common Stock is reserved for issuance under the Company’s 2005 Stock Option Plan and (d) an aggregate of 583,571 shares of Common Stock are reserved for issuance and issuable upon the exercise of warrants and/or stock options issued to certain employees and consultants of the Company in connection with the execution, delivery and performance of this Agreement. Immediately prior to the Closing, the stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule V. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit F, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule V, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule V, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for this Agreement and the Stockholders Agreement, to the best of the Company’s knowledge, there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

SECTION 2.5 Reserved.

SECTION 2.6 Events Subsequent to the Incorporation. Since March 19, 2004, the date upon which the Company was incorporated in the State of Delaware (the “Incorporation Date”), except as set forth in Section 2.6 of the Disclosure Schedule, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued, contingent or anticipated), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued, contingent or anticipated) other than current liabilities incurred since the date of the Incorporation Date in the ordinary course of business, (iv) declared or made any payment or distribution to their stockholders or purchased or redeemed any interest or share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of their respective assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of their respective tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except as expressly contemplated hereby, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

SECTION 2.7 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and to the best of the Company’s knowledge there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or, disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not subject to any order, writ, injunction or decree of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending, threatened or contemplated against others. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. Except as set forth in Section 2.7 of the Disclosure Schedule, there is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether Federal, state, county or local, which if complied with would prohibit the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

SECTION 2.8 Proprietary Information of Third Parties. To the best of the Company’s knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of such person’s employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company’s knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any Intellectual Property (as defined below), information or documentation proprietary to any former employer, and to the best of the Company’s knowledge, no person employed by or affiliated with the Company has violated or proposes to violate any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company’s knowledge, none of the execution or delivery of this Agreement or the other Transaction Documents, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

SECTION 2.9 Patents, Trademarks, Etc.

(a) Set forth in Section 2.9(a) of the Disclosure Schedule is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. Except as set forth in Section 2.9(a) of the Disclosure Schedule, the Company owns or possesses adequate fully paid or perpetual licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know-how (collectively, “Intellectual Property”) necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the Company’s knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). All prior art known to the Company which may be or may have been pertinent to the examination of any United States patent or patent application listed in Section 2.9(a) of the Disclosure Schedule has been cited to the United States Patent and Trademark Office. The Company has entered into a written agreement with each past and present employee of the Company, consultant, advisor and independent contractor who may have or have had access to the Intellectual Property that requires such employee, consultant, advisor and independent contractor to protect the confidentiality of all of the Intellectual Property, to not use any of the Intellectual Property other than on behalf of the Company, and to assign to the Company all of such person’s right, title and interest with respect to all work and inventions relating to the Company or the Intellectual Property. The Company has taken reasonable precautions to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property in connection with any disclosure to customers and potential customers of the Company who may have or have had access to such Intellectual Property. Except as set forth in Section 2.9(a) of the Disclosure Schedule, the Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

(b) Each Founder hereby confirms the prior assignment to the Company of all right, title and interest, if any, in and to all rights of inventorship and authorship, rights in patents and patent applications, all copyrights, all trademark and service mark rights, all rights in trade secret and proprietary information, all rights of attribution and integrity and other moral rights, and all other intellectual property rights of any type in so far as such intellectual property rights relate to such Founder’s collective or individual endeavors regarding the Company’s products and services, as well as all other intellectual property rights relating thereto (collectively, the “Founder IP Rights”). Prior to the transfer of the Founder IP Rights to the Company by such Founder, there was no claim pending or, to the best of each Founder’s knowledge, threatened to the effect that such Founder’s ownership or use of such Founder IP Rights infringed upon or conflicted with the asserted rights of any other person. Prior to the transfer of the Founder IP Rights to the Company by such Founder, there was no claim pending or, to the best of such Founder’s knowledge, threatened to the effect that all or any portion of such Founder IP Rights were invalid or unenforceable by such Founder. Each Founder has executed and delivered such instruments of sale, transfer, conveyance and assignment, and has taken such other action necessary to effectively sell, transfer, convey assign and deliver to, and vest in, the Company, all right, title and interest in and to the Founder IP Rights. The Founder IP Rights represent all of the intellectual property at any time owned or licensed by each Founder which is necessary to the conduct of the Company’s business as presently conducted and proposed to be conducted. No Founder has retained any ownership interest or license to any Intellectual Property necessary to the conduct of the Company’s business as presently conducted and proposed to be conducted.

SECTION 2.10 Title to Properties. The Company has good, clear and marketable title to its respective properties and assets acquired by it since the Incorporation Date, and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or materially impairing the use of the property subject thereto or materially impairing the operations or proposed operations of the Company, including, without limitation, the ability of the Company to secure financing using such properties and assets as collateral. To the best of the Company’s knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company’s properties and assets for their respective intended uses and purposes, or the value of such properties, and the Company has not received notice of any special assessment proceedings which would affect such properties and assets.

SECTION 2.11 Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal; is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement. The Company’s possession of such property has not been disturbed and, to the best of the Company’s knowledge after due inquiry, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

SECTION 2.12 Insurance. The Company holds valid policies covering all of the insurance required to be maintained by it under Section 3.5 of the Investor Rights Agreement.

SECTION 2.13 Taxes.

(a) Except as set forth in Section 2.13(a) of the Disclosure Schedule, the Company has timely filed all tax returns, Federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors, independent contractors, shareholders and third parties. All such tax returns were complete and correct in all material respects, and such tax returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Company and any other information required to be shown thereon. The Company has established adequate reserves for all taxes accrued but not yet payable. All tax elections of any type which the Company has made as of the date hereof are set forth on Section 2.13(a) of the Disclosure Schedule. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of tax within the meaning of

Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law). The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company’s Federal, state, county or local taxes is pending or, to the best of the Company’s knowledge, threatened. There is no tax lien (other than for current real estate taxes not yet due and payable), whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed an election pursuant to Section 1362 of the Code that the Company be taxed as an S corporation.

(b) The Company has not agreed or been required to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign tax law) by reason of a change in accounting method or otherwise, and the Company will not be required to make any such adjustment as a result of the transactions contemplated by this Agreement. The Company has never been a member of a group filing a consolidated federal income tax return or a combined, consolidated or other affiliated group return for state tax purposes and the Company does not have any liability for the taxes of another person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign tax law) or as a transferee or successor, by contract or otherwise. A valid and timely filed election under Section 83(b) of the Code has been made for all of the shares of the outstanding capital stock of the Company that are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. The Company has not been and is not a party to any tax sharing or similar agreement. Except as disclosed in Section 2.13(b) of the Disclosure Schedule, the Company has never been, and is not, a party to any joint venture, partnership, limited liability company, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

SECTION 2.14 Other Agreements. Except as set forth in Section 2.14 of the Disclosure Schedule and except for the Transaction Documents, the Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any other written or oral agreement with a third party, including but not limited to:

(a) distributor, dealer, manufacturer’s representative or sales agency agreement;

(b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company’s standard form agreements;

(c) agreement with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

(d) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

(e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of the Company’s normal operating requirements;

(f) agreement for the employment or compensation of any kind of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except accrued vacation pay;

(g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans which are not self-insured and are applicable to employees generally);

(h) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

(i) guarantee of any obligation for borrowed money or otherwise;

(j) voting trust or agreement, stockholders’ agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

(k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

(l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

(m) assignment, license or other agreement with respect to any form of intangible property;

(n) agreement under which it has granted any person any registration rights;

(o) agreement under which it has limited or restricted its right to compete with any person in any respect;

(p) other agreement or group of related agreements with the same party involving more than $10,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company’s products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business; or

(q) other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the “Securities Act”).

The Company, and to the best of the Company’s knowledge after due inquiry, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all of its obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and Bylaws.

SECTION 2.15 Loans and Advances. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

SECTION 2.16 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

SECTION 2.17 Significant Customers and Suppliers. No customer or supplier which was significant to the Company during the period from the Incorporation Date through the date hereof, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

SECTION 2.18 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of any of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, the issuance and delivery of the Warrants, or, upon exercise thereof, the Warrant Shares, or the issuance or delivery of the ISB Shares, other than (i) filings pursuant to federal and state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Investor

Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

SECTION 2.19 Disclosure. This Agreement, the other Transaction Documents and any Schedules (including, without limitation, the Disclosure Schedule) and Exhibits to this Agreement or to the other Transaction Documents, all taken as a whole, do not contain an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Investors and their respective counsels in writing of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. The financial projections and other estimates delivered to the Investors were prepared by the Company based on the Company’s experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such financial projections and estimates, believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof, no facts have come to the attention of the Company or any Founder which would, in its or his opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

SECTION 2.20 Offering of the Securities. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares, the ISB Shares, the Warrants or any security of the Company similar to such securities has offered the Preferred Shares, the ISB Shares, the Warrants or any such similar securities for sale to, or solicited any offer to buy the Preferred Shares, the ISB Shares, the Warrants or any such similar securities from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Shares, the ISB Shares, or the Warrants under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares, the ISB Shares or the Warrants to the registration provisions of the Securities Act.

SECTION 2.21 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

SECTION 2.22 Employees and Consultants. Set forth in Section 2.22 of the Disclosure Schedule is a list of the names of the employees, consultants and other individuals receiving compensation from the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company in fiscal year 2005. Except as set forth in Section 2.22 of the Disclosure Schedule, none of such persons has an employment agreement or understanding, whether oral or written, with the Company, which is not terminable on notice by the Company without cost or other liability to the Company.

SECTION 2.23 Transactions With Affiliates. No director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

SECTION 2.24 Employees. Each of the officers of the Company, each key employee and each other employee now employed by the Company has executed a Proprietary Information and Inventions Assignment Agreement in the form of Exhibit G (collectively, the “Employee Proprietary Information Agreements”), and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes. To the knowledge of the Company, no organizational effort regarding any labor union is being made with respect to any of its employees.

SECTION 2.25 U.S. Real Property Holding Corporation. The Company is not now and has never been a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

SECTION 2.26 Environmental Protection. The Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Company, the operation of its business, and any real property that the Company owns, leases or otherwise occupies or uses (the “Premises”) are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the

Premises), and is in compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of the Company’s knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term “Environmental Laws” shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For purposes of this Agreement, the term “Hazardous Substances” shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

SECTION 2.27 ERISA.

(a) Section 2.27(a) of the Disclosure Schedule lists each Employee Plan that covers any employee of the Company, copies or descriptions of all of which have previously been made available or furnished to the Purchasers. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 and an accurate summary description of such plan. The Company has provided the Purchasers with complete age, salary, service and related data as of the most recent practicable date for employees of the Company.

(b) Section 2.27(b) of the Disclosure Schedule includes a list of each Benefit Arrangement of the Company, copies or descriptions of all of which have been made available or furnished previously to the Purchasers.

(c) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company and its Affiliates have not incurred, nor do they expect to incur, any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

(d) None of the Employee Plans or other arrangements listed on Section 2.27(a) of the Disclosure Schedule covers any non-United States employee or former employee of the Company.

(e) No “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

(f) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to the Purchasers copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

(g) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan and Benefit Arrangement.

(h) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date. Except as disclosed in writing to the Purchasers prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

(i) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the code.

(j) No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

(k) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

(l) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

SECTION 2.28 Foreign Corrupt Practices Act. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the best of the Company’s knowledge after due inquiry, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

SECTION 2.29 Federal Reserve Regulations. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Preferred Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor severally and not jointly represents and warrants to the Company as follows:

SECTION 3.1 Authorization. Investor has the power and authority to enter into the Transaction Documents. The Transaction Documents, when executed and delivered by Investor, will constitute legal, valid and binding obligations of Investor, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

SECTION 3.2 Accredited Investor. Investor is an “accredited investor” within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares, ISB Shares or Warrants, as the case may be.

SECTION 3.3 Experience; Purchase for Own Account. Investor has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof. The Preferred Shares, ISB Shares or Warrants, as the case may be, being purchased by Investor are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

SECTION 3.4 Access to Information. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and the conditions of the offering of the Preferred Shares, the ISB Shares or Warrants, as applicable.

SECTION 3.5 No Public Market: Restricted Shares. Investor understands that (i) the Preferred Shares, the Conversion Shares, the ISB Shares, the Warrants and the Warrant Shares, as the case may be, have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares, the ISB Shares and the Warrants, and upon exercise thereof, the Warrant Shares, as the case may be, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares, Conversion Shares, ISB Shares, Warrants and Warrant Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. If Investor sells any Conversion Shares, ISB Shares or Warrant Shares, as the case may be, pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

SECTION 3.6 Legends. Investor understands that the Preferred Shares, the Conversion Shares, the ISB Shares, Warrants and the Warrant Shares, as applicable, and any securities issued in respect of or exchange therefor, may bear one or all of the following legends:

(i) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST IN THESE SECURITIES MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(ii) Any legend set forth in or required by the other Transaction Documents.

(iii) Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

SECTION 3.7 Brokers. Investor has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

ARTICLE IV

CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS

SECTION 4.1 Closing. The obligation of each Investor to purchase and pay for the ISB Shares, Warrants and Preferred Shares, as the case may be, being purchased by it on the Closing Date is, unless waived by such Investor, subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a) Opinion of Company’s Counsel. The Investors shall have received from Latham & Watkins LLP, counsel for the Company, an opinion dated as of the Closing Date, in substantially the form attached hereto as Exhibit H.

(b) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Chairperson of the Company and each of the Founders shall have certified to such effect to the Investors in writing.

(c) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Chairperson of the Company shall have certified to the Investors in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

(d) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(e) Purchase by Other Purchasers. Each Purchaser (other than the Purchaser relying on this condition to excuse such Purchaser’s performance hereunder) shall have purchased and paid for the Preferred Shares being purchased by it on the Closing Date, and the aggregate purchase price paid by all of the Purchasers for the Preferred Shares being purchased by them on the Closing Date shall be $3,400,000.

(f) Supporting Documents. The Investors and their counsel shall have received copies of the following documents:

(i) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware; (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company (both corporate and tax), the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary; and (C) a certificate of the Secretary of State of Washington dated as of a recent date as to the good standing of the Company; and

(ii) a certificate of the Secretary of the Company dated as of the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, the issuance and delivery of the ISB shares, the issuance and delivery of the Warrants, and the reservation, issuance and delivery of the Warrant Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (C) that the Charter has not been amended since the date the Charter was originally filed; and (D) to the incumbency and specimen signature of each officer of the Company executing any of the Transaction Documents, the stock certificates representing the Preferred Shares, the stock certificates representing the ISB Shares, the Warrants and any certificate or instrument furnished pursuant hereto.

(g) Investor Rights Agreement. The Company shall have executed and delivered the Investor Rights Agreement.

(h) Stockholders Agreement. The Stockholders Agreement shall have been executed and delivered by the Company, each Purchaser (other than the Purchaser relying on this condition to exercise such Purchaser’s performance hereunder), each holder of Series A Preferred Stock and each holder of 1% or more of the Company’s Common Stock.

(i) Charter. The Charter shall read in its entirety as set forth in Exhibit F.

(j) Bylaws. The Company’s Bylaws shall have been amended, if necessary, to provide for the matters set forth in Sections 3.11 and 3.12 of the Investor Rights Agreement.

(k) Employee Proprietary Information Agreements. Copies of executed Employee Proprietary Information Agreements, substantially in the form attached as Exhibit G, shall have been delivered to counsel for the Investors.

(l) Election of Directors. The number of directors constituting the entire Board of Directors shall have been fixed at five (5), and the following persons shall have been elected as the directors and shall each hold such position as of the Closing Date: Ken Grabstein (“Grabstein”), Carl Weissman, Jay Hagan, Chad Waite and David Tirrell.

(m) Fees of Investors’ Counsel. The Company shall have paid in accordance with Section 6.1 the fees and disbursements of Investors’ counsel invoiced at the Closing.

(n) Employment Agreements. Each of Datta and Grabstein shall have entered into an Employment Agreement in substantially the form attached hereto as Exhibit I, and copies thereof shall have been delivered to counsel to the Investors.

(o) Scientific Advisory Board Agreement. Each of Goddard and Tirrell shall have entered into a Scientific Advisory Board Agreement with the Company in substantially the form attached hereto as Exhibit J and copies thereof shall have been delivered to counsel to the Investors.

(p) Stock Restriction Agreements. Each of Datta, Goddard and Tirrell shall have entered into Stock Restriction Agreements with the Company in substantially the form attached hereto as Exhibit E, and copies thereof shall have been delivered to counsel to the Investors.

(q) Management Rights. A Management Rights Letter with each Purchaser who shall so request in the form set forth in Exhibit K duly executed and delivered by the Company.

(r) License Agreement. The Company shall have entered into a License Agreement with the California Institute of Technology in substantially the form attached hereto as Exhibit L, a copy of which shall have been delivered to counsel to the Investors.

All such documents shall be satisfactory in form and substance to the Investors and their counsel.

ARTICLE V

INDEMNIFICATION

SECTION 5.1 Company Indemnification.

(a) The Company agrees to indemnify, defend and hold harmless the Investors, their respective affiliates and their respective officers, directors, trustees, agents, employees, partners and controlling persons (each, an “Indemnified Party”) against any and all Losses (as hereinafter defined) including, without limitation, Losses arising out of or relating to any legal, administrative or other actions (including actions brought by the Investors or the Company or any equity holders of the Company or derivative actions brought by any person claiming through or in the Company’s name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, resulting from, relating to or arising out of this Agreement, each of the other Transaction Documents, any breach of any representation, warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents, the transactions contemplated hereby and thereby, or any Indemnified Party’s role therein or in transactions contemplated hereby or thereby; provided, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws.

(b) In connection with the Company’s indemnification obligations as set forth in Section 5.1(a) above, the Company shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable expenses of investigation and reasonable fees, disbursements and other charges of counsel in connection with any claim, action, suit or proceeding) as they are incurred by such Indemnified Party.

(c) For purposes of this Article V, the term “Losses” means all losses, claims (including any claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in connection with any claim, action, suit or proceeding including any action between the Indemnified Party and the Company or between the Indemnified Party and any third party or otherwise) or other liabilities.

SECTION 5.2 Founders’ Acknowledgement. Each Founder acknowledges and agrees that such Founder shall not have and shall not exercise or assert any right of contribution, indemnification, subrogation or other remedy or right against the Company in connection with any breaches of the representations and warranties set forth in Section 2.9(b) hereof.

SECTION 5.3 Investor Rights Agreement. Notwithstanding anything to the contrary contained in this Article V, the indemnification and contribution provisions of the Investor Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, provided, however, that the Company shall pay the fees and disbursements of the Investors’ special counsel, Goodwin Procter, LLP, such fees and disbursements not to exceed $55,000, and in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof.

SECTION 6.2 Transfer Taxes. Any transfer, documentary, stamp, or other similar taxes assessed upon or with the issuance, sale and delivery of the Preferred Shares, ISB Shares or Warrants, pursuant to this Agreement, and any recording or filing fees with respect thereto, shall be the responsibility of the Company.

SECTION 6.3 Acknowledgement. Any investigation or other examination that may have been made at any time by or on behalf of a party to whom representations and warranties are made in this Agreement or in any other Transaction Documents shall not limit, diminish, supersede, act as a waiver of, or in any other way affect the representations, warranties and indemnities contained in this Agreement and the other Transaction Documents, and the respective parties may rely on the representations, warranties and indemnities made to them in this Agreement and the other Transaction Documents irrespective of and notwithstanding any information obtained by them in the course of any investigation, examination or otherwise, whether before or after the Closing.

SECTION 6.4 Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement or any certificate or instrument delivered to the Investors pursuant to or in connection with this Agreement, shall survive the execution and delivery of all of this Agreement, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, ISB Shares, Warrants and Warrant Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or in connection herewith shall be deemed to constitute representations and warranties made by the Company.

SECTION 6.5 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

SECTION 6.6 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Investors shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares, Conversion Shares, ISB Shares, Warrants or Warrant Shares.

SECTION 6.7 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by overnight courier, telecopier or telex, addressed as follows:

(a) if to the Company, at Allozyne, Inc. Attention: President, 1616 Eastlake Avenue East, Seattle, Washington 98102, with a copy to Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, Attention: Edward Sonnenschein, Jr., Esq., telecopier number (213) 891-8763;

(b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I, with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Attention: Mitchell S. Bloom, Esq., telecopier number (617) 523-1231;

(c) if to ISB, at the address set forth in Schedule H; and

(d) if to Accelerator, at the address set forth in Schedule III, with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Attention: Mitchell S. Bloom, Esq., telecopier number (617) 523-1231;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

SECTION 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

SECTION 6.9 Entire Agreement. This Agreement and the other Transaction Documents, including the schedules and exhibits hereto and thereto, constitute the sole and entire agreement, and supersede all prior agreements and understandings, of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

SECTION 6.10 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and which, together, shall constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or electronic mail in .pdf file format, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

SECTION 6.11 Amendment and Waiver.

(a) Except as otherwise expressly provided herein, this Agreement may be amended of modified only upon the written consent of the Company and the Purchasers holding at least a majority of the outstanding shares of Series A Preferred Stock held by all Purchasers provided that no such amendment or modification which, by its express terms, is (1) applicable to a particular Purchaser and (2) not applicable to all other Purchasers in a like or similar manner shall be binding as to such Purchaser unless such Purchaser consents in writing to such amendment or modification. Any such amendment or modification effected in accordance with this Section 6.11(a) shall be binding on all parties hereto, even if they do not execute such consent.

(b) Subject to Section 6.1.1(c) below, any party hereto may waive compliance with any agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c) Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Purchasers under this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Purchasers holding at least a majority of the Series A Preferred Stock held by all Purchasers provided that no such waiver which, by its express terms, is (1) applicable to a particular Purchaser and (2) not applicable to all other Purchasers in a like or similar manner shall be binding as to such Purchaser unless such Purchaser consents in writing to such waiver. Any such waiver effected in accordance with this Section 6.11(c) shall be binding on all parties hereto, even if they do not execute such consent.

SECTION 6.12 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity or enforceability of any other provision and of the entire Agreement shall not be affected thereby.

SECTION 6.13 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

SECTION 6.14 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter form, and the singular form of nouns and pronouns shall include the plural, and vice versa.

SECTION 6.15 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a) “Benefit Arrangement” means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company.

(b) “Employee Plan” means each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company, or (B)(i) is subject to any provision of Title IV of ERISA and (ii) is maintained or contributed to by any of the Company’s ERISA Affiliates.

(c) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(d) “ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

(e) “knowledge” means, (i) with respect to the Company, the knowledge of the operating management of the Company (including, without the limitation, each Founder) and shall be deemed to include the knowledge of facts which should reasonably be known or knowable by persons acting in such capacity and (ii) with respect to each of the Founders, the knowledge of such Founder and shall be deemed to include the knowledge of facts which should reasonably be known or knowable after reasonable investigation.

(f) “Multiemplover Plan” means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

(g) “person” shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

(h) “subsidiary” shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

SECTION 6.16 Aggregation of Affiliated Purchasers. For the purposes of applying all provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified number or percentage of shares, the shares owned of record by any affiliate (as hereinafter defined) of a Purchaser shall be deemed to be owned by such Purchaser. For purposes of this Agreement, the term “affiliate” shall mean, with respect to any person, any other person, directly or indirectly, controlling, controlled by or under common control with such person.

SECTION 6.17 Waiver of Conflicts. Each party to this Agreement acknowledges that Latham & Watkins LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in the Transaction Documents, including the representation of such Investors in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Latham & Watkins LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby, subject to any additional agreements which have been entered into between Latham & Watkins LLP and such party.

SECTION 6.18 Electronic Delivery of Stockholder Notices. Each of the Investors consents to the delivery to it by the Company of all future notices and other communications to shareholders by e-mail to the address set forth below and/or by facsimile transmission to the number set forth below. Each of the Investors understands that it may revoke this consent at any time by giving notice to the Company.

SECTION 6.19 Publicity. No party hereto may, nor may it permit its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby and the other Transaction Documents without the prior consent of the Company and the Purchasers. Notwithstanding the foregoing, (i) any party may disclose the existence of this Agreement and the other. Transaction Documents and the general terms and conditions of this Agreement and the other Transaction Documents to any person as reasonably required in the course of private business discussions with such person; (ii) each of Alexandria Accelerator LLC (“Alexandria”) and Amgen Ventures LLC (“Amgen”) shall have the right to review any proposed public release of information disclosing any information related to the existence or the terms and conditions of this Agreement and the other Transaction Documents; and (iii) each of Alexandria and Amgen shall have the right to have their respective name deleted from any such public release of information regarding the Company, this Agreement and the other Transaction Documents.

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SCHEDULE I

PURCHASERS

Name and Address, Fax and Email of Purchaser		Number of Preferred Shares to be Purchased	Aggregate Purchase Price for Preferred Shares
ARCH Venture Fund V, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631		570,825	$570,825
Fax:	(773) 380-6606
Attn:	Mark McDonnell
Robert T. Nelsen
Email:	mmcdonnell@archventure.com
rtn@archventure.com

ARCH V Entrepreneurs Fund, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631		3,792	$3,792
Fax:	(773) 380-6606
Attn:	Mark McDonnell
Robert T. Nelsen
Email:	mmcdonnell@archventure.com
rtn@archventure.com

MPM BioVentures III, L.P. 111 Huntington Ave., 31st Floor Boston, MA 02199		64,156	$64,156
Fax:	(617) 425-9201
Attn:	Rob Liptak
Lauren Fiore
Michael Steinmetz
Email:	rliptak@mpmcapital.com
lfiore@mpmcapital.com
msteinmetz@mpmcapital.com

MPM BioVentures III-QP, L.P. 1l1 Huntington Ave., 31st Floor Boston, MA 02199		954,170	$954,170
Fax:	(617) 425-9201
Attn:	Rob Liptak
Lauren Fiore
Michael Steinmetz
Email:	rliptak@mpmcapital.com
lfiore@mpmcapital.com
msteinmetz@mpmcapital.com

Name and Address, Fax and Email of Purchaser		Number of Preferred Shares to be Purchased	Aggregate Purchase Price for Preferred Shares
MPM BioVentures III GmbH & Co. Beteiligungs KG 111 Huntington Ave., 31” Floor Boston, MA 02199		80,639	$80,639
Fax:	(617) 425-9201
Attn:	Rob Liptak
Lauren Fiore
Michael Steinmetz
Email:	rliptak@mpmcapital.com
lfiore@mpmcapital.com
msteinmetz@mpmcapital.com

MPM BioVentures III Parallel Fund, L.P. 111 Huntington Ave., 31st Floor Boston, MA 02199		28,816	$28,816
Fax:	(617) 425-9201
Attn:	Rob Liptak
Lauren Fiore
Michael Steinmetz
Email:	rliptak@mpmcapital.com
lfiore@mpmcapital.com
msteinmetz@mpmcapital.com

MPM Asset Management Investors 2003 BVIII LLC 111 Huntington Ave., 31st Floor Boston, MA 02199		18,474	$18,474
Fax:	(617) 425-9201
Attn:	Rob Liptak
Lauren Fiore
Michael Steinmetz
Email:	rliptak@mpmcapital.com
lfiore@mpmcapital.com
msteinmetz@mpmcapital.com

Alexandria Accelerator LLC 135 North Los Robles Avenue Suite 250 Pasadena, CA 91101		171,938	$171,938
Fax:	(626) 578-0770
Attn:	Joel Marcus
Email:	jmarcus@labspace.com

Amgen Ventures LLC One Amgen Center Drive Thousand Oaks, CA 91320-1799 Attention: Joseph Hagan,		753,595	$753,595

2

Name and Address, Fax and Email of Purchaser		Number of Preferred Shares to be Purchased	Aggregate Purchase Price for Preferred Shares
Managing Director
Fax:	(805) 480-9892
Email:	jhagan@amgen.com

OVP Venture Partners VI, L.P. c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033		738,523	$738,523
Attn:	Bill Funcannon
Fax:	(425) 889-0152
Email:	funcannon@ovp.com
waite@ovp.com

OVP VI Entrepreneurs Fund, L.P. c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033		15,072	$15,072
Attn:	Bill Funcannon
Fax:	(425) 889-0152
Email:	funcannon@ovp.com
waite@ovp.com

Total:		3,400,000	$3,400,000

3

SCHEDULE II

Name and Address, Fax and Email		Number of Shares of Common Stock	Aggregate Purchase Price for ISB Shares
Institute for Systems Biology 1441 North 34th Street Seattle, WA 98103-8904		858,065	$8,580.65
Fax:	(206) 732-1260
Attn:	Lee Hood
Louis Coffman
Email:	lhood@systemsbiology.org
lcoffman@systemsbiology.org

SCHEDULE III

Name and Address, Fax and Email		Warrants to Purchase Common Stock
ISB Accelerator Corporation 1616 Eastlake Ave. E. Seattle, WA 98102		643,548
Fax:	(206) 957-7399
Attn:	Carl Weissman
Lindsay Rayle
Email:	cweissman@acceleratorcorp.com
lrayle@acceleratorcorp.com

ISB Accelerator Corporation 1616 Eastlake Ave. E. Seattle, WA 98102		429,032
Fax:	(206) 957-7399
Attn:	Carl Weissman
Lindsay Rayle
Email:	cweissman@acceleratorcorp.com
lrayle@acceleratorcorp.com